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                                                                    EXHIBIT 10.2


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of December 14, 1999, between Shore Financial Corporation, a Virginia corporation having its principal place of business at Onley, Virginia (hereinafter "Employer"), and Scott C. Harvard, residing in Pungoteague, Virginia (hereinafter "Executive").

                                   RECITALS:

     A. The Executive has heretofore been employed, and currently is rendering services to the Employer as President and Chief Executive Officer;

     B. The Employer considers the continued availability of the Executive's services to be important to the management and conduct of the Employer's business and desires to secure for it the continued availability of the Executive's services; and

     C. The parties hereto desire to enter into this Amended and Restated Employment Agreement whereby the Executive's services will continue to be made available to the Employer on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

1.  Term:
    -----

     The Employer shall employ Executive as its President and Chief Executive Officer for a period that begins on December 14, 1999 and expires on December 31, 2002; provided that on December 31, 2001 and on each December 31st thereafter (each such December 31st is referred to as the "Renewal Date"), this Agreement will be automatically extended for an additional calendar year so as to terminate two years from such Renewal Date. This Agreement will not, however, be extended if the Company gives written notice of such non-renewal to the Executive no later than September 30 before the Renewal Date (the original and any extended term of this Agreement is referred to as the "Employment Period").

2.  Exclusive Employment:
    ---------------------

     Subject to normal and reasonable absences for reasons of illness, accident and/or other incapacity, the Executive shall devote all of his attention and energies to the business of the Employer and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage that will significantly interfere with his duties as an executive officer of Employer. With prior approval of the Board of Directors of the Employer, Executive may serve on the boards of directors of other companies.
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3.  Titles and Duties:
    -----------------

     Subject at all times to the supervision and direction of the Employer's Board of Directors, Executive will be employed as the President and Chief Executive Officer of Employer and its banking subsidiary, Shore Bank, to conduct, operate, manage and promote the business of the Employer and its affiliated companies and act generally in a supervisory capacity.

4.  Compensation:
    -------------

     A. Base Salary. During the Employment Period, the Executive will be paid an annual base salary of One Hundred Twenty Thousand Dollars ($120,000.00) (hereinafter "Base Salary"). During the term of this Agreement, the Base Salary will be reviewed and revised annually by the Board of Directors of the Employer on or before each March 1st to reflect external conditions, Executive's performance, and the changing size and nature of the Employer's operations.

     B. Annual Bonus. During the term of this Agreement, the Executive may be entitled to receive annual cash bonus payments in such amounts and at such times as may be determined by the Board of Directors of the Employer.

     C. Additional Compensation. In addition to the Base Salary and Annual Bonus, if any, Executive shall receive, except as specifically modified or stated hereinafter, the following:

        (i)    the use of a company-owned automobile;

        (ii)   coverage in the Employer's group health and life insurance plans;

        (iii)  officers' liability insurance;

        (iv) payment by the Employer for all existing club memberships and dues, plus any other memberships duly approved by the Board of Directors; and

        (v)    four (4) weeks vacation each year during the term hereof.

     The provisions of this Section 4C shall not serve to exclude Executive from any other incentive or compensation plans adopted by the Board of Directors for senior management.
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5.  Non-Disclosure:
    --------------

     The Executive recognizes and acknowledges that the Employer has secret business practices and trade secrets, lists of customers and other matters which are special and unique assets of the Employer's business. The Executive agrees that he will not, during or after the term of his employment, disclose such information or any part thereof to any person, firm or corporation, association or other entity for any reason or purpose whatsoever. In the event of a breach or threat to breach by the Executive of any of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, such information or from rendering any services to any firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including and not limited to the recovery of damages from the Executive.

6.  Disability or Death:
    -------------------

     In the event of Executive's permanent disability, the Base Salary and any bonuses that would have otherwise been earned will continue to be paid for at least six (6) months. All payments will be reduced by the amount of any disability income benefits for which the Executive is eligible under the Employees disability benefit plan. For purposes of this Employment Contract, the phrase "permanently disabled" shall mean the inability of Executive to perform his duties hereunder for a continuous period of more than four (4) months. Such permanent disability shall be determined by the insurance provider under the terms and provisions set forth in the policy. In the event of death of the Executive, his estate will receive any bonuses that would have been earned by him for that calendar year.

7.  Discharge or Resignation:
    -------------------------

     A. The Employer's Board of Directors may terminate the Executive's employment at any time, but any termination by the Employer's Board of Directors other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for cause. Termination for cause shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.
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     B.  If the Executive is suspended and/or temporarily prohibited from participating in the conduct of Shore Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of (the) Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1) the Employer's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings.
If the charges in the notice are dismissed, the Employer may in its discretion
(i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     C. If the Executive is removed and/or permanently prohibited from participating in the conduct of Shore Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     D. If Shore Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the contract shall terminate as of the date of default, but this paragraph (b)(4) shall not affect any vested rights of the contracting parties.

     E. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Employer:

          (1) by the Director or his or her designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Shore Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

          (2) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of Shore Bank or when Shore Bank is determined by the Director to be in an unsafe or unsound condition.

     F. In the event that Executive is terminated without cause, then the payment of Base Salary and all benefits in Section 4, with exception of the automobile, shall continue until the expiration of twelve (12) months from the date of termination. For purposes of this Agreement, the definition of termination without cause shall include (i) the voluntary resignation of Executive due to any material curtailment of his responsibilities or duties;
(ii) Executive's termination due solely to the Chairman of the Board's decision to personally handle Executive's responsibilities; and (iii) termination for any ground which is not enumerated above as termination for cause.

8.  Change in Control of the Employer:
    ---------------------------------

     This Agreement will terminate in the event there is a change in control of the Employer, and the Management Continuity Agreement, dated as of December 14, 1999 and as it may hereafter be amended, between the Employer and the Executive will become effective and any termination benefits will be determined and paid solely pursuant to such Management Continuity Agreement.
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9.   Place of Performance:
     ---------------------

     It is contemplated that Executive will perform his principal duties in Onley, Virginia, except for temporary or emergency assignments.

10.   Notices:
      -------

     Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if sent by registered and certified mail, to his residence in the am of the Executive, and to its principal office in the case of the Employer.

11.  Waivers:
     -------

     The waiver by the Employer or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

12.  Binding Effect:
     --------------

     The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer and the rights, to the extent vested, and obligations of Executive hereunder shall inure to the benefit of his heirs, executors and assigns.

13.  Construction:
     -------------

     Agreement shall be construed and interpreted under the laws of the State of Virginia.

14.  Entire Agreement:
     -----------------

  This Agreement, together with the Management Continuity Agreement, dated December 14, 1999 and as it may hereafter be amended, entered into between the parties hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or in the Management Continuity Agreement. For purposes of this Agreement, the term "Employer" includes any subsidiaries of the Employer. This instrument contains the entire Agreement of the parties and may not be altered, modified or amended except in writing executed by both parties. The unenforceability of any provision of this Agreement shall not be construed to, nor shall it, cause any other provision of this Agreement to be unenforceable by reason thereof.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.


                              Employer:

                              SHORE FINANCIAL CORPORATION


                              By   /s/ Henry P. Custis, Jr.
                                _________________________________
                                   Henry P. Custis, Jr.
                                   Chairman of the Board


                              Executive:

                                   /s/ Scott C. Harvard
                              ____________________________________
                                   Scott C. Harvard